Exhibit 99.1

Everbridge Announces Strong First Quarter 2021 Financial Results Highlighted by 40% Revenue Growth Year Over Year

First Quarter Revenue Exceeds High-End of Guidance by Record $6.5 million

Operating Cash Flow Reaches New Quarterly High of $19.8 Million

Burlington, Mass – May 10, 2021 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM), today announced its financial results for the first quarter ended March 31, 2021.

“We are off to a great start to the year, delivering a record revenue beat with continued momentum for large transactions and establishing a new high watermark for our average selling price,” said David Meredith, Chief Executive Officer of Everbridge.  “Our top-line outperformance flowed through to our bottom line results. During the first quarter, we saw healthy demand for our Critical Event Management SaaS platform and we announced an expansion of our offering to provide the most comprehensive integrated suite of digital and physical resiliency solutions for global organizations in the post-pandemic world.  Another recent highlight was the completion of our acquisition of xMatters.  The combination of Everbridge and xMatters will digitally transform how organizations manage, respond to, and mitigate IT and cyber incidents, helping organizations protect and enable revenue while reducing expenses.”

First Quarter 2021 Financial Highlights

•	Total revenue was $82.2 million, an increase of 40% compared to $58.9 million for the first quarter of 2020.
•	GAAP operating loss was $(18.2) million, compared to $(21.7) million for the first quarter of 2020.
•	Non-GAAP operating income was $2.3 million, compared to non-GAAP operating loss of $(7.2) million for the first quarter of 2020.
•

GAAP net loss was $(21.8) million, compared to $(25.4) million for the first quarter of 2020. GAAP net loss per share was $(0.60), based on 36.4 million basic and diluted weighted average common shares outstanding, compared to $(0.74) for the first quarter of 2020, based on 34.1 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net income was $8.0 million, compared to non-GAAP net loss of $(5.5) million in the first quarter of 2020. Non-GAAP diluted net income per share was $0.18, based on 43.6 million diluted weighted average common shares outstanding, compared to non-GAAP net loss per share of $(0.16) for the first quarter of 2020, based on 34.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $5.3 million, compared to a loss of $(4.8) million in the first quarter of 2020.
•	Cash flow from operations was an inflow of $19.8 million, reaching a new record level, compared to an inflow of $0.8 million for the first quarter of 2020.
•	Free cash flow was an inflow of $15.5 million, compared to an outflow of $(1.7) million for the first quarter of 2020.

Recent Business Highlights

•	Ended the first quarter with 5,748 global enterprise customers, up from 5,218 at the end of the first quarter of 2020.
•

Ranked in the top 50 across over 60,000 U.S. companies for each of the four categories of Best Company Outlook, Best Global Culture, Best Sales Team, and Best Places to Work, as awarded by Comparably based on employee sentiment.

•

Signed a new three-year contract with the U.S. Army for its software solutions to power JARVISS, the U.S. DoD’s enterprise system for threat visibility. The new contract also includes two U.S. Air Force (USAF) major and subordinate commands – Air Force Materiel Command (AFMC) and Air Force North (AFNORTH), which committed to adopting JARVISS to advance their respective threat information sharing and analytics capabilities.

•

Announced that one of the world’s largest intergovernmental organizations, deployed across dozens of countries, selected the company’s Vaccine Distribution software platform to help manage the scheduling, tracking and communications of millions of vaccine doses across remote and mobile workers around the globe.

•	Announced expanding presence in Asia Pacific (APAC), supporting customers across 18 countries in APAC leveraging Everbridge’s market-leading CEM platform and Public Warning solution.
•

Expanded its end-to-end market-leading and global Critical Event Management (CEM) SaaS platform, unveiling the most comprehensive integrated suite of digital and physical resiliency solutions for global organizations preparing for ‘the new normal’ in the post-pandemic world.

•

Granted a new patent related to its revolutionary world class Public Warning system. The patent pertains to technology focused on hybrid population alerting systems and intelligent sending of messages in public mobile networks.

•

Announced the next generation of the industry-leading Resident Connection solution designed to expand the reach of first responders and emergency managers by offering the industry’s most comprehensive contact database to deliver critical alerts to residents and businesses in times of crisis.

•

Announced the availability of its new ManageBridge App, including enhanced crisis management and reporting features that allow organizations to effectively anticipate and respond to natural, manmade and digital critical events in real time from a mobile device.

•

Closed an offering of $375 million aggregate principal amount of 0% convertible senior notes due 2026 in a private placement to qualified institutional buyers, with proceeds of approximately $364 million, after deducting fees and estimated expenses; concurrently, used approximately $35 million of the net proceeds to pay the cost of certain related capped call transactions and used approximately $59 million of the net proceeds and issued 1,288,994 shares of common stock to repurchase approximately $58.6 million in aggregate principal amount of Everbridge’s existing 1.50% Convertible Senior Notes due 2022.

•

Signed a definitive agreement and subsequently completed the acquisition of xMatters for a base purchase price of approximately $242.3 million in cash and stock. The combination of the two companies’ technologies and teams creates a powerful IT Alerting and Incident Management offering to support next-generation enterprise-wide digital & physical Fusion Centers.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2021 as indicated below.

	Second Quarter 2021			Full Year 2021
Revenue	$83.7	to	$84.1	$358.0	to	$359.6
Revenue growth	28%		29%	32%		33%
GAAP net loss	$(44.4)		$(44.0)	$(143.7)		$(141.7)
GAAP net loss per share	$(1.18)		$(1.17)	$(3.85)		$(3.80)
Non-GAAP net loss	$(8.8)		$(8.4)	$(7.4)		$(5.8)
Non-GAAP net loss per share	$(0.23)		$(0.22)	$(0.20)		$(0.16)
Adjusted EBITDA	$(5.2)		$(4.8)	$7.9		$8.7

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge First Quarter 2021 Financial Results Conference Call
When:	Monday, May 10, 2021
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, domestic
(412) 317-5740, international
Replay:	(877) 344-7529, passcode 10155209, domestic
(412) 317-0088, passcode 10155209, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/quutkv8r

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,700 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 9 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 8 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 20 cities around the globe. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

Non-GAAP operating income/(loss) excludes stock-based compensation, change in fair value of contingent consideration and amortization of acquired intangible assets. Non-GAAP net income/(loss) excludes stock-based compensation, change in fair value of contingent consideration, amortization of acquired intangible assets, accretion of interest on convertible senior notes and loss on extinguishment of convertible notes and capped call modification. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, loss on extinguishment of convertible notes and capped call modification, change in fair value of contingent consideration and stock-based compensation expense. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2021 and the full fiscal year 2021. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$734,752	$467,171
Restricted cash	4,667	4,667
Accounts receivable, net	84,810	94,376
Prepaid expenses	13,479	11,774
Deferred costs and other current assets	22,004	20,464
Total current assets	859,712	598,452
Property and equipment, net	8,501	7,774
Capitalized software development costs, net	16,787	16,329
Goodwill	234,779	187,411
Intangible assets, net	130,874	113,762
Restricted cash	3,788	3,792
Prepaid expenses	1,574	1,943
Deferred costs and other assets	32,188	31,481
Total assets	$1,288,203	$960,944
Current liabilities:
Accounts payable	$8,829	$9,698
Accrued payroll and employee related liabilities	25,606	27,674
Accrued expenses	12,047	7,246
Deferred revenue	178,822	165,389
Contingent consideration liabilities	19,331	10,619
Other current liabilities	14,698	15,602
Total current liabilities	259,333	236,228
Long-term liabilities:
Deferred revenue, noncurrent	5,637	4,738
Convertible senior notes	638,165	441,514
Deferred tax liabilities	13,608	10,065
Other long-term liabilities	14,880	16,094
Total liabilities	931,623	708,639
Stockholders' equity:
Common stock	38	35
Additional paid-in capital	671,434	542,776
Accumulated deficit	(315,105)	(293,316)
Accumulated other comprehensive income	213	2,810
Total stockholders' equity	356,580	252,305
Total liabilities and stockholders' equity	$1,288,203	$960,944

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$82,210	$58,900
Cost of revenue	25,280	20,889
Gross profit	56,930	38,011
	69.25%	64.53%
Operating expenses:
Sales and marketing	34,527	29,588
Research and development	18,079	14,172
General and administrative	22,562	15,911
Total operating expenses	75,168	59,671
Operating loss	(18,238)	(21,660)
Other expense, net:
Interest and investment income	133	1,573
Interest expense	(6,560)	(5,922)
Loss on extinguishment of convertible notes and capped call modification	(2,888)	—
Other expense, net	(49)	(77)
Total other expense, net	(9,364)	(4,426)
Loss before income taxes	(27,602)	(26,086)
Benefit from income taxes	5,813	701
Net loss	$(21,789)	$(25,385)
Net loss per share attributable to common stockholders:
Basic	$(0.60)	$(0.74)
Diluted	$(0.60)	$(0.74)
Weighted-average common shares outstanding:
Basic	36,386,819	34,075,071
Diluted	36,386,819	34,075,071
Other comprehensive loss:
Foreign currency translation adjustment	(2,597)	(6,520)
Total comprehensive loss	$(24,386)	$(31,905)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$999	$608
Sales and marketing	3,742	3,608
Research and development	2,028	1,874
General and administrative	5,916	4,220
Total stock-based compensation	$12,685	$10,310

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(21,789)	$(25,385)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,843	6,656
Amortization of deferred costs	3,722	2,922
Deferred income taxes	(6,701)	(1,246)
Accretion of interest on debt	6,313	5,436
Loss on extinguishment of convertible notes and capped call modification	2,888	—
Provision for credit losses and sales reserve	1,562	925
Stock-based compensation	12,685	10,310
Other non-cash adjustments	(147)	—
Changes in operating assets and liabilities:
Accounts receivable	11,482	445
Prepaid expenses	(1,221)	(3,057)
Deferred costs	(3,450)	(4,720)
Other assets	(2,768)	(4,069)
Accounts payable	(911)	(1,072)
Accrued payroll and employee related liabilities	(2,130)	3,221
Accrued expenses	3,012	1,732
Deferred revenue	8,373	5,118
Other liabilities	(1,955)	3,585
Net cash provided by operating activities	19,808	801
Cash flows from investing activities:
Capital expenditures	(1,812)	(524)
Payment for acquisition of business, net of acquired cash	(32,401)	(34,941)
Additions to capitalized software development costs	(2,495)	(2,004)
Net cash used in investing activities	(36,708)	(37,469)
Cash flows from financing activities:
Restricted stock units withheld to settle employee tax withholding liability	(1,610)	(400)
Proceeds from issuance of convertible notes	375,000	—
Payments of debt issuance costs	(9,562)	(131)
Purchase of convertible notes capped call hedge	(35,100)	—
Repurchase of convertible notes	(58,641)	—
Proceeds from termination of convertible notes capped call hedge	10,650	—
Proceeds from employee stock purchase plan	2,451	1,710
Proceeds from stock option exercises	1,604	2,989
Net cash provided by financing activities	284,792	4,168
Effect of exchange rates on cash, cash equivalents and restricted cash	(315)	(666)
Net increase (decrease) in cash, cash equivalents and restricted cash	267,577	(33,166)
Cash, cash equivalents and restricted cash—beginning of period	475,630	539,662
Cash, cash equivalents and restricted cash—end of period	$743,207	$506,496

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cost of revenue	$25,280	$20,889
Amortization of acquired intangibles	(2,604)	(739)
Stock-based compensation	(999)	(608)
Non-GAAP cost of revenue	$21,677	$19,542

Gross profit	$56,930	$38,011
Amortization of acquired intangibles	2,604	739
Stock-based compensation	999	608
Non-GAAP gross profit	$60,533	$39,358
Non-GAAP gross margin	73.6%	66.8%

Sales and marketing	$34,527	$29,588
Stock-based compensation	(3,742)	(3,608)
Non-GAAP sales and marketing	$30,785	$25,980

Research and development	$18,079	$14,172
Stock-based compensation	(2,028)	(1,874)
Non-GAAP research and development	$16,051	$12,298

General and administrative	$22,562	$15,911
Amortization of acquired intangibles	(5,255)	(3,407)
Change in fair value of contingent consideration	(42)	—
Stock-based compensation	(5,916)	(4,220)
Non-GAAP general and administrative	$11,349	$8,284

Total operating expenses	$75,168	$59,671
Amortization of acquired intangibles	(5,255)	(3,407)
Change in fair value of contingent consideration	(42)	—
Stock-based compensation	(11,686)	(9,702)
Non-GAAP operating expenses	$58,185	$46,562

Operating loss	$(18,238)	$(21,660)
Amortization of acquired intangibles	7,859	4,146
Change in fair value of contingent consideration	42	—
Stock-based compensation	12,685	10,310
Non-GAAP operating income (loss)	$2,348	$(7,204)

Net loss	$(21,789)	$(25,385)
Amortization of acquired intangibles	7,859	4,146
Change in fair value of contingent consideration	42	—
Stock-based compensation	12,685	10,310
Accretion of interest on convertible senior notes	6,313	5,436
Loss on extinguishment of convertible notes and capped call modification	2,888	—
Non-GAAP net income (loss)	$7,998	$(5,493)

Non-GAAP net income (loss) per share:
Basic	$0.22	$(0.16)
Diluted	$0.18	$(0.16)
Weighted-average common shares outstanding:
Basic	36,386,819	34,075,071
Diluted	43,554,183	34,075,071

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(21,789)	$(25,385)
Interest and investment expense, net	6,427	4,349
Benefit from income taxes	(5,813)	(701)
Depreciation and amortization	10,843	6,656
EBITDA	(10,332)	(15,081)
Loss on extinguishment of convertible notes and capped call modification	2,888	—
Change in fair value of contingent consideration	42	—
Stock-based compensation	12,685	10,310
Adjusted EBITDA	$5,283	$(4,771)

Net cash provided by operating activities	$19,808	$801
Capital expenditures	(1,812)	(524)
Capitalized software development costs	(2,495)	(2,004)
Free cash flow	$15,501	$(1,727)

Remaining Performance Obligations

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$367	$223
Professional services contracts	11	10

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	June 30, 2021		December 31, 2021
	Low End	High End	Low End	High End
Net loss	$(44.4)	$(44.0)	$(143.7)	$(141.7)
Amortization of acquired intangibles	9.5	9.5	35.0	35.0
Accretion of interest on convertible senior notes	9.4	9.4	35.3	35.3
Stock-based compensation	16.7	16.7	66.0	65.6
Non-GAAP net loss	$(8.8)	$(8.4)	$(7.4)	$(5.8)

Weighted average common shares outstanding:
Basic	37,600,000	37,600,000	37,300,000	37,300,000
Diluted	37,600,000	37,600,000	37,300,000	37,300,000

Net loss per share	$(1.18)	$(1.17)	$(3.85)	$(3.80)
Non-GAAP net loss per share	$(0.23)	$(0.22)	$(0.20)	$(0.16)

Net loss	$(44.4)	$(44.0)	$(143.7)	$(141.7)
Interest expense, net	9.6	9.6	35.6	35.6
Income taxes, net	0.1	0.1	(4.2)	(4.0)
Depreciation and amortization	12.8	12.8	54.2	53.2
EBITDA	(21.9)	(21.5)	(58.1)	(56.9)
Stock-based compensation	16.7	16.7	66.0	65.6
Adjusted EBITDA	$(5.2)	$(4.8)	$7.9	$8.7

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Joshua Young

Investor Relations

joshua.young@everbridge.com

781-236-3695

Source: Everbridge, Inc.